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                                                                   EXHIBIT 99.1

                          CAPITAL SAVINGS BANCORP, INC.

                       SPECIAL MEETING, ____________, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Larry V. Schepers and Arthur Wanhum, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Capital Savings Bancorp, Inc. held of record by the undersigned on May 29, 1998, at the Special Meeting of Shareholders to be held on _________, 1998 or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Merger Agreement will be voted in favor of adjournment to solicit further proxies for such proposal.

  1. Adoption of the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of November 25, 1997, by and between Union Planters Corporation and Capital Savings Bancorp, Inc. and the related Plan of Merger by and between Capital Savings Bancorp, Inc. and Union Planters Holding Corporation.

               [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN


  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT.

     The undersigned acknowledges receipt from Capital Savings Bancorp, Inc. prior to the execution of this Proxy of Notice of the Special Meeting and the related Proxy Statement/Prospectus.

     DATED:  ___________________________, 1998



                                        ---------------------------------------
                                                       Signature

                                        ---------------------------------------
                                               Signature, if held jointly


                                        Please sign exactly as name appears on
                                        this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

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      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.